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                                                                       Exhibit 6


                                JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.001 par value per share, of Photogen Technologies, Inc., a Nevada corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date:     February 24, 1998


/s/   Craig Dees, Ph.D.                    /s/    Walter G. Fisher, Ph.D.
________________________________           ___________________________________
Craig Dees, Ph.D.                                 Walter G. Fisher, Ph.D.




/s/  Timothy Scott, Ph.D.                  /s/  Theodore Tannebaum
________________________________           ___________________________________
Timothy Scott, Ph.D.                            Theodore Tannebaum



/s/  Stuart P. Levine                      /s/  Thomas B. Rosenberg
________________________________           ___________________________________
Stuart P. Levine                                Thomas B. Rosenberg



/s/  John A. Smolik                        /s/  Eric A. Wachter, Ph.D.
________________________________           ___________________________________
John A. Smolik                                  Eric A. Wachter, Ph.D.



/s/  Robert J. Weinstein, M.D.             /s/  Lois Weinstein
________________________________           ___________________________________
Robert J. Weinstein, M.D.                       Lois Weinstein